UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3553 West Chester Pike, #311
Newtown Square, PA 19073
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones, Esq.
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into New Lease

On March 6, 2015, TechPrecision Corporation (the “Company”) entered into an office lease (the “New Lease”) with CLA Building Associates, L.P. (the “New Landlord”), pursuant to which the Company will lease approximately 4,000 square feet located at 2 Campus Boulevard, Newtown Square, PA 19073 (the “Newtown Square Property”), commencing on March 15, 2015. The initial term of the New Lease will expire on September 15, 2015, unless sooner terminated in accordance with the terms of the New Lease. The Company’s monthly base rent for the Newtown Square Property will be $2,400 per month, for an aggregate amount of $14,400 during the term of the New Lease, in addition to payments for electricity and gas (on a proportionate ratio basis for the entire building). The Company and the New Landlord have the right, during the term of the New Lease, to terminate upon 45 days written notice to the other party, in the case of the New Landlord’s right, subject to the New Landlord’s ability to lease the Newtown Square Property to another party for a term longer than the term of the New Lease. Other than as described above, there is no relationship between the Company and the New Landlord.

Termination of Prior Lease

On March 3, 2015, the Company entered into a lease termination agreement (the “Termination Agreement”) with Center Valley Parkway Associates, L.P. (“Prior Landlord”) pursuant to which the Company and Prior Landlord agreed to terminate without penalty that certain Lease Agreement, dated November 17, 2010, by and between the Company and Prior Landlord (the “Prior Lease”). As a result of the Agreement, the Prior Lease will be terminated on, and the Company will vacate its corporate offices located at 3477 Corporate Parkway, Suite #140, Center Valley, PA 18034 (the “Center Valley Property”), by, March 31, 2015. Separately, the Company agreed to reimburse the Prior Landlord for certain expenses it will incur in connection with re-leasing the Center Valley Property. Other than as described above, there is no relationship between the Company and the Prior Landlord.

The Company has taken the actions described above and relocated its offices to consolidate its operations and reduce expenditures.

The descriptions of the New Lease and the Termination Agreement are qualified in their entirety by reference to the full text of the New Lease and the Termination Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above relating to the termination of the Prior Lease is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Lease Agreement, dated March 15, 2015, by and between CLA Building Associates, L.P. and TechPrecision Corporation

10.2	Lease Termination Agreement, dated March 2, 2015, by and between TechPrecision Corporation and Center Valley Parkway Associates, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Lease Agreement, dated March 15, 2015, by and between CLA Building Associates, L.P. and TechPrecision Corporation

10.2	Lease Termination Agreement, dated March 2, 2015, by and between TechPrecision Corporation and Center Valley Parkway Associates, L.P.